EXHIBIT 4.10

                              XYBERNAUT CORPORATION
                             12701 FAIR LAKES CIRCLE
                                    SUITE 550
                             FAIRFAX, VIRGINIA 22033


                                                January 1, 2002

IBS Technologies LLC
301 Park Avenue
New York, New York 10022
Attn:  Mr. Ben Cohen

Gentlemen:

     Reference is made to that certain Marketing and Showcase Agreement, dated as of January 1, 2002 (the "Agreement"), by and between IBS Technologies LLC, a New York limited liability company and successor-in-interest to NWCS, LLC d/b/a International Business Solutions ("IBS"), and Xybernaut Corporation, a Delaware corporation ("Xybernaut"). Pursuant to the terms of the Agreement and subject to all of the terms and conditions contained therein, IBS has agreed to provide to Xybernaut certain marketing services, including, without limitation, an allocation of certain leased showroom space for the display of Xybernaut's products and solutions.

     As partial consideration for the services provided Xybernaut pursuant to the Agreement, Xybernaut agrees to issue to IBS 400,000 shares of common stock of Xybernaut (the "Shares") and to register the Shares on a registration statement on Form S-3 (the "Registration Statement"). Xybernaut further agrees, at its cost and expense, to prepare and file the Registration Statement covering the Shares with the Securities and Exchange Commission and use its best efforts to effect the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). IBS shall cooperate with Xybernaut as reasonably requested by Xybernaut in connection with the preparation and filing of the Registration Statement and any supplemented prospectus and/or amended registration statement.

     The Shares are being offered to IBS in reliance on specific provisions of federal and state securities laws and Xybernaut is relying upon the truth and accuracy of the representations, warranties, acknowledgments and understandings of IBS set forth herein for purposes of qualifying for exemptions from registration under the Act and applicable state securities laws.

     The Shares have not been registered under the Act or any state or other securities laws and have been issued to IBS for investment and not with a view to the distribution of the Shares. Except as set forth above, Xybernaut is under no obligation to register the Shares under the Act or any applicable state securities laws or to take any action to make any exemption from such registration provisions available. The Shares may not be offered, sold, transferred, pledged, encumbered, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act relating to such Shares or an opinion, which shall be in form, scope and substance satisfactory to Xybernaut, of counsel (who shall be satisfactory to Xybernaut) that

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registration  is not  required  under the Act or under any  applicable  state or other securities laws. Each certificate evidencing the Shares shall contain a legend on the face thereof, in form and substance satisfactory to counsel for Xybernaut, setting forth the restrictions on transfer contained herein.

     In connection with issuance of the Shares, IBS represents and warrants as follows:

     (i) IBS is aware of what constitutes, and fully understands the definition of, an "Accredited Investor," as that term is defined in Regulation D promulgated under the Act and under the laws of each state of which IBS is a resident, and is an "Accredited Investor" for purpose of said Regulation D and the laws of each state in which IBS is a resident;

     (ii) IBS recognizes that an investment in Xybernaut involves a high degree of risk; and IBS is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and IBS is capable of bearing the entire loss of its investment in the Shares;

     (iii) IBS is and will be acquiring the Shares for IBS's own account, and not with a view to any resale or distribution of the Shares, in whole or in part, in violation of the Act or any applicable securities laws and has not offered or sold any of the Shares and has no present intention or agreement to divide the Shares with others for purposes of selling, offering, distributing or otherwise disposing of any of the Shares; and

     (iv) In making its decision to acquire the Shares, IBS has relied solely upon its independent investigation and due diligence regarding the business of Xybernaut and an investment in the Shares and is not relying upon any representations or warranties made by or on behalf of Xybernaut. IBS acknowledges that it has had an opportunity to consult with its own attorney regarding legal matters concerning Xybernaut and an investment in the Shares and to consult with its tax advisor regarding the tax consequences of acquiring the Shares.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. This letter agreement may not be modified, waived or amended, except by an instrument in writing executed by each of IBS and Xybernaut. If there is a conflict or inconsistency between the terms and provisions of the Agreement and this letter agreement, the Agreement shall govern and be controlling.

     Please confirm your concurrence and agreement with respect to the subject matter hereof, by executing and returning the enclosed copy of this letter agreement to the undersigned.

                                        Very truly yours,

                                        XYBERNAUT CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

AGREED AND ACCEPTED:

IBS TECHNOLOGIES LLC


By:
   -------------------------
   Name:
   Title: